                                                                   Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into the registration statement (on Form S-8) pertaining to the First Tennessee National Corporation 1997 Employee Stock Option Plan of our report dated January 16, 2001, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Memphis, Tennessee
November 15, 2001